EXHIBIT 16.1




                                              April 8, 2009



Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: DEMATCO INC. File No. 000-50333

Ladies and Gentlemen:

         We have read the statements that we understand the Company will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.





                                           Very truly yours,

                                           /S/ FARBER HASS HURLEY LLP
                                           --------------------------------
                                           FARBER HASS HURLEY LLP